Exhibit 10.1

CHANGE IN TERMS AGREEMENT

PrincipalLoan DateMaturityLoan NoCall / CollAccountOfficerInitials
$3,000,000.0003-29-201904-05-2020213334A00 JAK

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Any item above containing "***" has been omitted due to text length limitations.

Borrower:	Heritage Global Inc. 12625 High Bluff Drive, Suite 305 San Diego, CA 92130	Lender:	First Choice Bank Main Office 17785 Center Court Drive, Suite 750 Cerritos, CA 90703

Principal Amount: $3,000,000.00	Date of Agreement: March 29, 2019

DESCRIPTION OF EXISTING INDEBTEDNESS.

A loan evidenced by that certain Promissory Note dated September 27, 2018, including, without limitation, all change(s) and/or modification(s) thereafter, in the Principal Amount of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), made and executed by Borrower to the order of Lender.

DESCRIPTION OF COLLATERAL.  The Note is secured by the following Collateral as described in the security instrument(s) listed herein:

A)  a Commercial Security Agreement dated September 27, 2018 made and executed between Heritage Global Inc. and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

B)  a Commercial Security Agreement dated September 27, 2018 made and executed between Heritage Global Partners, Inc. and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

C)  a Commercial Security Agreement dated September 27, 2018 made and executed between HERITAGE GLOBAL LLC and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

D)  a Commercial Security Agreement dated September 27, 2018 made and executed between National Loan Exchange, Inc. and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

E)  a Commercial Security Agreement dated September 27, 2018 made and executed between Equity Partners HG LLC and Lender on collateral described as:  inventory, chattel paper, accounts, equipment and general intangibles.

DESCRIPTION OF CHANGE IN TERMS.  Effective as of the date of this Agreement:

(1) The Principal Amount of the Promissory Note is hereby INCREASED from One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) to Three Million and 00/100 Dollars ($3,000,000.00).

(2)  The date on which all outstanding principal is due and payable (together with any accrued but unpaid interest thereon) ("Maturity Date"), in the Promissory Note and all Related Documents, is hereby EXTENDED from October 5, 2019 to April 5, 2020.

(3)  The Floor Interest Rate used to calculate the unpaid principal balance is hereby CHANGED from 5.25% to 5.50%.

(4)  The paragraphs entitled PAYMENT and VARIABLE INTEREST RATE in the Promissory Note are hereby REPLACED with the paragraphs noted below:

PAYMENT.  Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 5, 2020.  In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning May 5, 2019, with all subsequent interest payments to be due on the same day of each month after that.  Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any late charges; and then to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security instrument or security agreement securing this Note.

VARIABLE INTEREST RATE.  The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the Prime Rate as published daily in The Wall Street Journal (the "Index").  The Index is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower's request.  The interest rate change will not occur more often than each day.  Borrower understands that Lender may make loans based on other rates as well.  The Index currently is 5.500% per annum.  Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate equal to the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.500%.  NOTICE:  Under no circumstances will the interest rate on this loan be less than 5.500% per annum or more than the maximum rate allowed by applicable law.

(5)  FIRST AMENDMENT TO BUSINESS LOAN AGREEMENT of the even date herewith is executed concurrently with this Change In terms Agreement.

All other terms and conditions remain the same.

CONTINUING VALIDITY.  Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect.  Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms.  Nothing in this Agreement will constitute a satisfaction of the obligation(s).  It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing.  Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement.  If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it.  This waiver applies not only to any initial extension, modification or

Exhibit 10.1

CHANGE IN TERMS AGREEMENT

release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT.  BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

HERITAGE GLOBAL INC.

By: ____/s/ Ross Dove_____________________________ Ross Dove, Chief Executive Officer of Heritage Global Inc.	By: _____/s/ Kirk Dove ____________________________ Kirk Dove, President of Heritage Global Inc.

By: ____/s/ James Sklar____________________________ James Sklar, Secretary of Heritage Global Inc.	By: _____/s/ Scott West____________________________ Scott West, Chief Financial Officer of Heritage Global Inc.

LENDER:

FIRST CHOICE BANK

By: ____/s/ Julie Kloiber____________________________

     Authorized Signer

_________________________________________________________________________________________________________________________

LaserPro, Ver. 19.1.10.016  Copr. Finastra USA Corporation 1997, 2019.   All Rights Reserved.   - CA  F:\CFI\LPL\D20C.FC  TR-1614  PR-53 (M)

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